SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – March 31, 2005

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Honeywell Acquisitions Limited (Honeywell Acquisitions), a wholly-owned subsidiary of Honeywell International Inc. (Honeywell), has received final clearance from the European Commission to acquire the entire ordinary and preference share capital of Novar plc (Novar) and has declared its offers for such shares wholly unconditional.

As of 3:00 p.m. (London time) on March 30, 2005, Honeywell Acquisitions had received valid acceptances of the Offers with respect to approximately 87.01% of Novar’s issued ordinary share capital and approximately 95.42% of Novar’s issued preference share capital.

Honeywell Acquisitions intends to exercise its right under Sections 428 to 430F of the Companies Act 1985 to acquire compulsorily all of the remaining outstanding Novar preference shares and, as soon as practicable after receiving valid acceptances (pursuant to the offers, which presently remain open) in respect of at least 90% of the Novar ordinary shares, all of the remaining outstanding Novar ordinary shares.

No offer to acquire any securities of Novar is being, or will be, made in the United States or to U.S. persons. Securities may not be offered or sold in the United States or to U.S. persons absent registration or an exemption from registration. Neither Honeywell nor Honeywell Acquisitions intends to register or offer securities in the United States or to U.S. persons in connection with Honeywell Acquisitions’ offers to acquire the entire ordinary and preference share capital of Novar.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not required pursuant to Rule 3-05(b) of Regulation S-X (17 CFR 210.3-05(b)).

(b)	Pro forma financial information. Not required pursuant to Article 11 of Regulation S-X (17 CFR 210).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	Honeywell International Inc.

By: /s/ Thomas F. Larkins

Thomas F. Larkins

Vice President, Corporate Secretary and

Deputy General Counsel

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